UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2009

LAREDO OIL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-153168	N/A

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Highway 535
Big Horn, WY 82833
(Address of principal executive offices) (Zip code)

(307) 673-5033
(Registrant’s telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers and Executive Officers.

          On October 22, 2009, Bradley E. Sparks was appointed as Chief Financial Officer of Laredo Oil, Inc. (the “Company”). Mr. Sparks currently serves as the Chief Executive Officer and President of Visualant Incorporated, a position he has held since 2006. He also currently serves as a director and audit committee chairman of iCIMS.com. He previously served as Chief Financial Officer of Watchguard Technologies, Inc from 2005 through 2006. Mr. Sparks is also the founder of Sunburst Growth Ventures, LLC, an entity formed in 2002 to fund start-up companies needing financial expertise. Prior to founding Sunburst Growth Ventures, Mr. Sparks served as Executive Vice President and Chief Financial Officer of E.Spire Communications, Inc. Mr. Sparks is 63 years old and is licensds as a Certified Public Accountant.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

          None

(b) Pro forma financial information.

          None

(c) Shell Company Transactions

          None

(d) Exhibits

None

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Dated: October 28, 2009	By: /s/ Mark See
Name: Mark See
Title: Chief Executive Officer